Exhibit 3.33

98804490001

MINIMUM FEE: $50.00	FILED
Fee is $1.00 per $1,000.00
on Total Authorized Capital	JAN 21 2000

FILE IN DUPLICATE	OKLAHOMA SECRETARY
OF STATE
PRINT CLEARLY

CERTIFICATE OF INCORPORATION

TO:	OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 522-4560

The undersigned, for the purpose of forming an Oklahoma profit corporation pursuant to the provisions of Title 18, Section 1001, do hereby execute the following certificate of incorporation:

1.	The name of the corporation is: Loan Mart of Oklahoma, Inc.

(NOTE: Please refer to procedure sheet for statutory words required to be included in the corporate name.)

2.	The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

120 N. Robinson
The Corporation Company	735 First National Bldg	Oklahoma City,	Oklahoma County, OK	73102
Name	Street Address	City	County	Zip Code
(P.O. BOXES ARE NOT ACCEPTABLE)

3.	The duration of the corporation is:
(Perpetual unless otherwise stated)

4.	The purpose or purposes for which the corporation is formed are:

To engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma

5.	The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES		SERIES	PAR VALUE PER SHARE
		(If any)	(Or, if without par value, so state)

COMMON	100		No par value

PREFERRED

98804490002

If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as director(s):

	NAME	MAILING ADDRESS	CITY	STATE	ZIP CODE

1)	Jeffrey A. Weiss	1436 lancaster Ave	Berwyn	PA	19312
2)	Richard Dorfman	1436 lancaster Ave	Berwyn	PA	19312
3)	Donald Gayhardt	1436 lancaster Ave	Berwyn	PA	19312

7.	The name and mailing address of the undersigned incorporator(s):

	NAME	MAILING ADDRESS	CITY	STATE	ZIP CODE

1)	Abid Tadkod	1436 Lancaster Ave	Berwyn	PA	19312

Signed and dated this 12 day of January, 2000

*SIGNATURE OF ALL INCORPORATORS*

/s/ Abid Tadkod
SIGNATURE

SIGNATURE